Exhibit 99.1

Republic Bancorp, Inc. Reports 21% Year-Over-Year Increase in Second Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 21, 2017--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report second quarter net income of $10.1 million, a 21% increase over the second quarter of 2016, resulting in Diluted Earnings per Class A Common Share of $0.48. Year-to-date net income was $30.1 million, a $4.0 million, or 15%, increase from the same period in 2016, resulting in return on average assets (“ROA”) and return on average equity (“ROE”) of 1.26% and 9.72% for the first six months of 2017.

Steve Trager, “I am very excited to see continued quarter-over-same-quarter-last-year growth in our net income. We have been able to achieve this growth in net income despite an increase in run costs of overhead expenses associated with additional staffing and infrastructure investments made during the previous 12 months, as we continue with the implementation of several strategic initiatives. Offsetting our higher overhead expenses and contributing to our strong net income for the quarter was solid growth in net interest income from both our Core Bank(1) and our Republic Processing Group (“RPG”) operations.

“Along with our positive earnings growth, we continue to execute on portions of our strategic plan to enhance our overall balance sheet structure. Our core deposits(9) grew nicely during the first six months of 2017, with core noninterest-bearing deposits growing $62 million, or 7%, and core interest-bearing deposits growing $72 million, or 4%. Contributing to the increase in core interest-bearing deposits during the first six months of 2017 was $54 million in growth from MemoryBank, our separately-branded online digital banking platform. The strength in our core deposit growth further allowed us to reduce our wholesale brokered-deposit balances, which have a propensity to be a more expensive long-term funding source. On the asset side of the ledger, we continue to reduce our reliance on residential real estate loans for balance sheet growth. Our Traditional Bank loan portfolio increased $87 million during the first six months of 2017 thanks to strong growth in commercial real estate, as well as, construction and development loans.”

The following table highlights Republic’s financial performance for the second quarters and six months ended June 30, 2017 and 2016:

(dollars in thousands, except per share data)
	Financial Performance Highlights
	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change

Income Before Income Taxes	$15,269	$12,699	$2,570	20%	$45,340	$39,327	$6,013	15%
Net Income*	10,071	8,340	1,731	21	30,088	26,075	4,013	15
Diluted Earnings per Class A Common Stock	0.48	0.40	0.08	20	1.45	1.26	0.19	15
Return on Average Assets	0.86%	0.77%	NA	12	1.26%	1.19%	NA	6
Return on Average Equity	6.42	5.59	NA	15	9.72	8.81	NA	10

NA – Not applicable *See Segment Data at the End of this Earnings Release

Results of Operations for the Second Quarter of 2017 Compared to the Second Quarter of 2016

Core Bank(1) – Net income from Core Banking was $7.8 million for the second quarter of 2017, an increase of $933,000, or 13%, over the second quarter of 2016.

The increase in net income at the Core Bank was primarily driven by strong growth in net interest income during the quarter, as net interest income at the Core Bank increased $4.6 million, or 14%, over the second quarter of 2016. The increase in net interest income was enhanced by an 18-basis-point rise in the Core Bank’s net interest margin for the second quarter of 2017 to 3.46%. The increase in the Core Bank’s net interest margin was further complemented by a $225 million, or 6%, increase in the Core Bank’s quarterly average loans from the second quarter of 2016 to the second quarter of 2017.

In addition to the benefits to interest income resulting from strong growth within the loan portfolio, the Core Bank was also able to hold its level of interest expense relatively flat with its second quarter 2016 interest expense, despite three increases of the Federal Funds Target Rate by the Federal Reserve since December 2016. The Core Bank was able to maintain its level of interest expense primarily by decreasing its reliance on term FHLB advances by $115 million over the previous 12 months, replacing such funds with either overnight advances or lower costing core deposits.

The overall change in the Core Bank’s net interest income, as well as average and period-end loan balances by origination channel, are presented below:

	Net Interest Income
	for the
(dollars in thousands)	Three Months Ended Jun. 30,
Origination Channel	2017	2016	$ Change	% Change

Traditional Network	$33,039	$28,647	$4,392	15%
MemoryBank	8	—	8	NM
Warehouse Lending	4,435	3,790	645	17
Correspondent Lending	229	425	(196)	(46)
2012-FDIC Acquired Loans	244	505	(261)	(52)
Total Core Bank	$37,955	$33,367	$4,588	14

NM – Not meaningful

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Jun. 30,				Jun. 30,
Origination Channel	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change

Traditional Network	$3,050,247	$2,792,080	$258,167	9%	$3,131,535	$2,910,689	$220,846	8%
Warehouse Lending	489,384	413,135	76,249	18	600,630	586,077	14,553	2
Correspondent Lending	137,270	239,221	(101,951)	(43)	129,792	162,269	(32,477)	(20)
2012-FDIC Acquired Loans	13,659	20,879	(7,220)	(35)	12,253	20,090	(7,837)	(39)
Total Core Bank	$3,690,560	$3,465,315	$225,245	7	$3,874,210	$3,679,125	$195,085	5

The following factors were the primary drivers of the changes in the Core Bank’s average loan balances and net interest income by origination channel for the second quarter of 2017, as compared to the second quarter of 2016:

  The Core Bank’s Traditional Network experienced average loan growth over the previous 12 months of $258 million. The overall mix of this growth was well diversified, with average balance increases of $124 million in commercial real estate; $72 million in construction and development; $29 million in home equity lines of credit (“HELOCs”); and $38 million in commercial and industrial. Approximately $92 million of the increase in Traditional Network average loans resulted from the loans acquired in the Company’s May 2016 acquisition of Cornerstone Bancorp, Inc. The Cornerstone acquisition contributed an average balance of $95 million to the second quarter of 2016 because of its mid-quarter acquisition, while contributing $187 million to the average loans for the second quarter of 2017.
  Within the Warehouse segment, net interest income grew 17% from the second quarter of 2016. Driving the growth in net interest income was a $76 million, or 18%, increase in average outstanding Warehouse balances for the second quarter of 2017. The Core Bank increased its committed Warehouse lines of credit from $800 million at June 30, 2016 to $1.1 billion at June 30, 2017, with usage rates of those lines at 57% and 48%, respectively, during the periods. In addition to the strong balance sheet growth for the portfolio, the yield for Warehouse lines of credit was 4.49% during the second quarter of 2017, an increase of 44 basis points from the same period in 2016.

The Core Bank’s provision expense for the second quarters of 2017 and 2016 primarily represented general loss reserves driven by growth in the loan portfolio during the two periods. The Core Bank’s credit quality metrics remained favorable, as indicated by the table below:

	As of and for the:
	Quarter Ending:		Year Ending:
	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2017	2017	2016	2015	2014

Nonperforming loans to total loans	0.40%	0.46%	0.42%	0.66%	0.78%

Nonperforming assets to total loans (including OREO)	0.41	0.50	0.46	0.70	1.15

Delinquent loans to total loans	0.18	0.16	0.18	0.35	0.52

Net charge-offs to average loans	0.05	0.02	0.05	0.05	0.08
(Annualized as of 6/30/17 and 3/31/17)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $8.5 million during the second quarter of 2017, a 7% increase over the $8.0 million achieved during the second quarter of 2016. Notable category changes impacting the Core Bank’s noninterest income comparisons between the second quarters of 2017 and 2016 were as follows:

  Interchange income increased $249,000, or 11%, due to a 12% increase in the number of active debit cards and an 8% increase in the number of transactions experienced by the Company for those cards.
  Net gains/(losses) on sales of other real estate owned (“OREO”) improved $169,000. As of June 30, 2017, the Core Bank maintained just two pieces of OREO with a total book value of $300,000.
  Service charges on deposits increased $108,000, or 3%, driven by a 7% increase in the Core Bank’s transaction account base from period to period.
  Mortgage banking income decreased $115,000 from the second quarter of 2016, as secondary market originations decreased consistent with a decrease in consumer refinance activity.

Core Bank noninterest expenses increased $3.4 million, or 11%, during the second quarter of 2017 compared to the second quarter of 2016. The increase was primarily driven by the following:

  Salaries and employee benefits expense increased $1.9 million, or 12%, as the Core Bank’s full-time-equivalent employees increased by 86 employees over the previous 12 months to support the previously mentioned Core Bank’s strategic initiatives.
  Occupancy expense increased $775,000, or 16%, primarily driven by increases in rent expense and depreciation expense resulting from new locations, existing banking center renovations and the cost of technology to support the Core Bank’s strategic initiatives.

Republic Processing Group (“RPG”)

The RPG segment reported net income of $2.2 million for the second quarter of 2017 compared to $1.4 million for the same period in 2016.

The higher second quarter 2017 net income was primarily driven by an $861,000 increase in net refund transfer (“RT”) revenues at the Tax Refund Solutions (“TRS”) division of RPG, as the second quarter of 2017 generated a higher percentage of the Company’s year-to-date RT production as compared to the same period in 2016. The small shift in RT production between the first and second quarters of 2017 was primarily due to delays in certain taxpayer refunds from the U.S. Treasury due to additional fraud prevention measures taken by the Federal government.

Within the Republic Credit Solutions (“RCS”) division of RPG, net income increased to $1.1 million for the second quarter of 2017 compared to $899,000 for the same period in 2016, with increases in net interest income and noninterest income of $3.0 million and $764,000, respectively, primarily offsetting an increase of $3.2 million increase in provisions for loan losses, as RCS continues to provide prudently for its steadily-growing consumer credit portfolios.

Conclusion

“I am very proud of our solid first half of 2017. In addition to our notable top-line revenue growth for the first half of the year, we have made healthy progress with many of our near-term and long-term initiatives. As we turn our focus to the second half of 2017, we look forward to the completion of several of our near-term strategic projects.

“In regards to the mergers and acquisitions (“M&A”) market, we continue to be alert for opportunities that fit within our strategic plan and are also priced appropriately to maximize shareholder value. As the M&A market continues to heat up, however, we believe that finding an accretive opportunity is becoming less and less likely in the near term. While we will remain steadfast in our search for a strategic acquisition candidate, our primary focus for the second half of 2017 will be organic growth through our existing sales infrastructure. In addition, we have made meaningful investments in our outer markets over the past 18 months, and we look forward to those investments bearing fruit in the months and the years ahead,” concluded Steve Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 45 full-service banking centers and one loan production office throughout five states: 33 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; six banking centers in five Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville) and one loan production office in Brentwood (Nashville); and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately-branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.0 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information

Second Quarter 2017 Earnings Release

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
		Jun. 30, 2017	Dec. 31, 2016	Jun. 30, 2016
Assets:
Cash and cash equivalents		$332,695	$289,309	$142,979
Investment securities		525,684	534,139	551,027
Loans held for sale		11,756	15,170	94,658
Loans		3,916,320	3,810,778	3,691,323
Allowance for loan and lease losses		(37,898)	(32,920)	(29,308)
Loans, net		3,878,422	3,777,858	3,662,015
Federal Home Loan Bank stock, at cost		32,067	28,208	28,208
Premises and equipment, net		44,255	42,869	42,956
Goodwill		16,300	16,300	16,313
Other real estate owned (“OREO”)		300	1,391	1,503
Bank owned life insurance (“BOLI”)		62,578	61,794	60,986
Other assets and accrued interest receivable		51,604	49,271	46,277
Total assets		$4,955,661	$4,816,309	$4,646,922

Liabilities and Stockholders’ Equity:
Deposits:
Noninterest-bearing		$1,061,637	$971,952	$867,095
Interest-bearing		2,072,301	2,188,740	1,988,952
Total deposits		3,133,938	3,160,692	2,856,047

Securities sold under agreements to repurchase and other short-term borrowings		113,334	173,473	126,124
Federal Home Loan Bank advances		1,002,500	802,500	987,500
Subordinated note		41,240	41,240	45,364
Other liabilities and accrued interest payable		37,758	33,998	36,864
Total liabilities		4,328,770	4,211,903	4,051,899

Stockholders’ equity		626,891	604,406	595,023
Total liabilities and Stockholders’ equity		$4,955,661	$4,816,309	$4,646,922

Average Balance Sheet Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2017	2016	2017	2016
Assets:
Investment securities, including FHLB stock	$597,818	$579,027	$592,250	$580,448
Federal funds sold and other interest-earning deposits	130,650	95,204	157,181	197,664
Loans and fees, including loans held for sale	3,730,379	3,479,397	3,740,004	3,386,255
Total interest-earning assets	4,458,847	4,153,628	4,489,435	4,164,367
Total assets	4,668,048	4,351,843	4,757,395	4,394,343

Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$1,063,215	$805,718	$1,097,711	$861,204
Interest-bearing deposits	2,224,127	1,980,310	2,218,205	1,942,014
Securities sold under agreements to repurchase and other short-term borrowings	179,594	267,574	198,896	337,636
Federal Home Loan Bank advances	500,027	627,335	548,826	589,709
Subordinated note	41,240	43,234	41,240	42,237
Total interest-bearing liabilities	2,944,988	2,918,453	3,007,167	2,911,596
Stockholders’ equity	627,940	596,795	619,229	592,194

Republic Bancorp, Inc. Financial Information

Second Quarter 2017 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2017	2016	2017	2016

Total interest income(2)	$47,821	$40,140	$108,704	$84,155
Total interest expense	4,684	4,563	9,129	9,144
Net interest income	43,137	35,577	99,575	75,011

Provision for loan and lease losses	5,061	1,814	17,412	7,000

Noninterest income:
Service charges on deposit accounts	3,390	3,282	6,637	6,422
Net refund transfer fees	2,770	1,909	18,152	18,987
Mortgage banking income	1,445	1,560	2,605	2,821
Interchange fee income	2,547	2,217	4,873	4,340
Program fees	1,284	664	2,375	963
Increase in cash surrender value of BOLI	393	369	784	708
Net gains on OREO	249	80	391	328
Other	849	721	2,033	1,154
Total noninterest income	12,927	10,802	37,850	35,723

Noninterest expenses:
Salaries and employee benefits	20,015	17,814	41,226	34,897
Occupancy and equipment, net	5,903	5,109	11,870	10,528
Communication and transportation	939	872	2,211	1,945
Marketing and development	1,409	1,190	2,413	1,697
FDIC insurance expense	300	480	750	1,138
Bank franchise tax expense	790	647	3,225	3,098
Data processing	1,695	1,543	3,347	2,876
Interchange related expense	1,071	1,047	2,129	1,951
Supplies	261	240	788	689
OREO expense	132	116	229	196
Legal and professional fees	596	604	1,348	1,427
Other	2,623	2,204	5,137	3,965
Total noninterest expenses	35,734	31,866	74,673	64,407

Income before income tax expense	15,269	12,699	45,340	39,327
Income tax expense	5,198	4,359	15,252	13,252

Net income	$10,071	$8,340	$30,088	$26,075

Republic Bancorp, Inc. Financial Information

Second Quarter 2017 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2017	2016	2017	2016
Per Share Data:

Basic weighted average shares outstanding	21,151	20,947	20,918	20,956
Diluted weighted average shares outstanding	21,230	20,958	20,996	20,966

End of period shares outstanding:
Class A Common Stock	18,615	18,617	18,615	18,617
Class B Common Stock	2,243	2,245	2,243	2,245

Book value per share(3)	$30.06	$28.52	$30.06	$28.52
Tangible book value per share(3)	28.98	27.44	28.98	27.44

Earnings per share:
Basic earnings per Class A Common Stock	$0.48	$0.40	$1.45	$1.26
Basic earnings per Class B Common Stock	0.44	0.37	1.32	1.14
Diluted earnings per Class A Common Stock	0.48	0.40	1.45	1.26
Diluted earnings per Class B Common Stock	0.44	0.37	1.32	1.14

Cash dividends declared per Common share:
Class A Common Stock	$0.220	$0.209	$0.429	$0.407
Class B Common Stock	0.200	0.190	0.390	0.370

Performance Ratios:

Return on average assets	0.86%	0.77%	1.26%	1.19%
Return on average equity	6.42	5.59	9.72	8.81
Efficiency ratio(4)	64	69	54	58
Yield on average interest-earning assets(2)	4.29	3.87	4.84	4.04
Cost of average interest-bearing liabilities	0.64	0.63	0.61	0.63
Cost of average deposits(5)	0.28	0.19	0.25	0.20
Net interest spread(2)	3.65	3.24	4.23	3.41
Net interest margin - Total Company(2)	3.87	3.43	4.44	3.60
Net interest margin - Core Bank(1)	3.46	3.28	3.39	3.19

Other Information:

End of period FTEs(6) - Total Company	976	883	976	883
End of period FTEs(6) - Core Bank(1)	904	818	904	818
Number of full-service banking centers	45	44	45	44

Republic Bancorp, Inc. Financial Information

Second Quarter 2017 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2017	2016	2017	2016
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$15,467	$18,778	$15,467	$18,778
Loans past due 90-days-or-more and still on accrual	335	1,212	335	1,212
Total nonperforming loans	15,802	19,990	15,802	19,990
OREO	300	1,503	300	1,503
Total nonperforming assets - Total Company	$16,102	$21,493	$16,102	$21,493

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$15,467	$18,778	$15,467	$18,778
Loans past due 90-days-or-more and still on accrual	33	1,198	33	1,198
Total nonperforming loans	15,500	19,976	15,500	19,976
OREO	300	1,503	300	1,503
Total nonperforming assets - Core Bank(1)	$15,800	$21,479	$15,800	$21,479

Delinquent loans:
Delinquent loans - Core Bank(1)	$6,844	$10,188	$6,844	$10,188
Delinquent loans - RPG	2,169	419	2,169	419
Total delinquent loans - Total Company	$9,013	$10,607	$9,013	$10,607

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.40%	0.54%	0.40%	0.54%
Nonperforming assets to total loans (including OREO)	0.41	0.58	0.41	0.58
Nonperforming assets to total assets	0.32	0.46	0.32	0.46
Allowance for loan and lease losses to total loans	0.97	0.79	0.97	0.79
Allowance for loan and lease losses to nonperforming loans	240	147	240	147
Delinquent loans to total loans(7)(8)	0.23	0.29	0.23	0.29
Net charge-offs to average loans (annualized)	1.02	0.46	0.67	0.31

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.40%	0.54%	0.40%	0.54%
Nonperforming assets to total loans (including OREO)	0.41	0.58	0.41	0.58
Nonperforming assets to total assets	0.32	0.47	0.32	0.47
Allowance for loan and lease losses to total loans	0.76	0.73	0.76	0.73
Allowance for loan and lease losses to nonperforming loans	189	135	189	135
Delinquent loans to total loans(7)	0.18	0.28	0.18	0.28
Net charge-offs to average loans (annualized)	0.05	0.05	0.04	0.04

Republic Bancorp, Inc. Financial Information

Second Quarter 2017 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016
Assets:
Cash and cash equivalents	$332,695	$206,187	$289,309	$302,167	$142,979
Investment securities	525,684	578,130	534,139	524,444	551,027
Loans held for sale	11,756	10,292	15,170	11,226	94,658
Loans	3,916,320	3,710,376	3,810,778	3,823,031	3,691,323
Allowance for loan and lease losses	(37,898)	(42,362)	(32,920)	(30,436)	(29,308)
Loans, net	3,878,422	3,668,014	3,777,858	3,792,595	3,662,015
Federal Home Loan Bank stock, at cost	32,067	28,208	28,208	28,208	28,208
Premises and equipment, net	44,255	43,962	42,869	43,385	42,956
Goodwill	16,300	16,300	16,300	16,300	16,313
Other real estate owned	300	1,362	1,391	2,435	1,503
Bank owned life insurance	62,578	62,185	61,794	61,392	60,986
Other assets and accrued interest receivable	51,604	50,152	49,271	45,125	46,277
Total assets	$4,955,661	$4,664,792	$4,816,309	$4,827,277	$4,646,922

Liabilities and Stockholders’ Equity:
Deposits:
Noninterest-bearing	$1,061,637	$1,070,237	$971,952	$947,602	$867,095
Interest-bearing	2,072,301	2,278,547	2,188,740	2,188,291	1,988,952
Total deposits	3,133,938	3,348,784	3,160,692	3,135,893	2,856,047

Securities sold under agreements to repurchase and other short-term borrowings	113,334	144,375	173,473	152,458	126,124
Federal Home Loan Bank advances	1,002,500	467,500	802,500	862,500	987,500
Subordinated note	41,240	41,240	41,240	41,240	45,364
Other liabilities and accrued interest payable	37,758	42,229	33,998	34,626	36,864
Total liabilities	4,328,770	4,044,128	4,211,903	4,226,717	4,051,899

Stockholders’ equity	626,891	620,664	604,406	600,560	595,023
Total liabilities and Stockholders’ equity	$4,955,661	$4,664,792	$4,816,309	$4,827,277	$4,646,922

Average Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016
Assets:
Investment securities, including FHLB stock	$597,818	$586,621	$571,158	$554,508	$579,027
Federal funds sold and other interest-earning deposits	130,650	184,007	57,950	58,910	95,204
Loans and fees, including loans held for sale	3,730,379	3,749,738	3,792,902	3,702,093	3,479,397
Total interest-earning assets	4,458,847	4,520,366	4,422,010	4,315,511	4,153,628
Total assets	4,668,048	4,847,700	4,622,760	4,531,958	4,351,843

Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$1,063,215	$1,132,591	$950,020	$900,432	$805,718
Interest-bearing deposits	2,224,127	2,212,219	2,197,411	2,155,289	1,980,310
Securities sold under agreements to repurchase and other short-term borrowings	179,594	218,412	231,817	215,343	267,574
Federal Home Loan Bank advances	500,027	598,167	570,135	584,946	627,335
Subordinated note	41,240	41,240	41,240	44,288	43,234
Total interest-bearing liabilities	2,944,988	3,070,038	3,040,603	2,999,866	2,918,453
Stockholders’ equity	627,940	610,429	604,095	601,043	596,795

Republic Bancorp, Inc. Financial Information

Second Quarter 2017 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016

Total interest income(2)	$47,821	$60,883	$45,903	$43,934	$40,140
Total interest expense	4,684	4,445	4,258	4,536	4,563
Net interest income	43,137	56,438	41,645	39,398	35,577

Provision for loan and lease losses	5,061	12,351	5,004	2,489	1,814

Noninterest income:
Service charges on deposit accounts	3,390	3,247	3,338	3,416	3,282
Net refund transfer fees	2,770	15,382	121	132	1,909
Mortgage banking income	1,445	1,160	980	3,081	1,560
Interchange fee income	2,547	2,326	2,254	2,415	2,217
Program fees	1,284	1,091	1,102	979	664
Increase in cash surrender value of BOLI	393	391	402	406	369
Net gains (losses) on OREO	249	142	53	(137)	80
Other	849	1,184	2,235	1,009	721
Total noninterest income	12,927	24,923	10,485	11,301	10,802

Noninterest expenses:
Salaries and employee benefits	20,015	21,211	16,917	18,068	17,814
Occupancy and equipment, net	5,903	5,967	5,618	5,631	5,109
Communication and transportation	939	1,272	1,282	1,029	872
Marketing and development	1,409	1,004	1,005	1,076	1,190
FDIC insurance expense	300	450	297	345	480
Bank franchise tax expense	790	2,435	813	846	647
Data processing	1,695	1,652	1,586	1,659	1,543
Interchange related expense	1,071	1,058	1,071	1,118	1,047
Supplies	261	527	437	280	240
OREO expense	132	97	148	159	116
Legal and professional fees	596	752	591	539	604
FHLB advance prepayment penalty	—	—	—	846	—
Other	2,623	2,514	2,401	1,938	2,204
Total noninterest expenses	35,734	38,939	32,166	33,534	31,866

Income before income tax expense	15,269	30,071	14,960	14,676	12,699
Income tax expense	5,198	10,054	4,960	4,848	4,359

Net income	$10,071	$20,017	$10,000	$9,828	$8,340

Republic Bancorp, Inc. Financial Information

Second Quarter 2017 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Per Share Data:

Basic weighted average shares outstanding	21,151	20,915	20,926	20,925	20,947
Diluted weighted average shares outstanding	21,230	20,996	20,941	20,938	20,958

End of period shares outstanding:
Class A Common Stock	18,615	18,615	18,615	18,617	18,617
Class B Common Stock	2,243	2,243	2,245	2,245	2,245

Book value per share(3)	$30.06	$29.76	$28.97	$28.79	$28.52
Tangible book value per share(3)	28.98	28.68	27.89	27.70	27.44

Earnings per share:
Basic earnings per Class A Common Stock	$0.48	$0.97	$0.48	$0.47	$0.40
Basic earnings per Class B Common Stock	0.44	0.88	0.44	0.43	0.37
Diluted earnings per Class A Common Stock	0.48	0.96	0.48	0.47	0.40
Diluted earnings per Class B Common Stock	0.44	0.88	0.44	0.43	0.37

Cash dividends declared per Common share:
Class A Common Stock	$0.220	$0.209	$0.209	$0.209	$0.209
Class B Common Stock	0.200	0.190	0.190	0.190	0.190

Performance Ratios:

Return on average assets	0.86%	1.65%	0.87%	0.87%	0.77%
Return on average equity	6.42	13.12	6.62	6.54	5.59
Efficiency ratio(4)	64	48	62	66	69
Yield on average interest-earning assets(2)	4.29	5.39	4.15	4.07	3.87
Cost of average interest-bearing liabilities	0.64	0.58	0.56	0.60	0.63
Cost of average deposits(5)	0.28	0.22	0.22	0.21	0.19
Net interest spread(2)	3.65	4.81	3.59	3.47	3.24
Net interest margin - Total Company(2)	3.87	4.99	3.77	3.65	3.43
Net interest margin - Core Bank(1)	3.46	3.33	3.42	3.38	3.28

Other Information:

End of period FTEs(6) - Total Company	976	973	938	899	883
End of period FTEs(6) - Core Bank(1)	904	901	869	830	818
Number of full-service banking centers	45	45	44	44	44

Republic Bancorp, Inc. Financial Information

Second Quarter 2017 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$15,467	$16,793	$15,892	$17,769	$18,778
Loans past due 90-days-or-more and still on accrual	335	203	167	223	1,212
Total nonperforming loans	15,802	16,996	16,059	17,992	19,990
OREO	300	1,362	1,391	2,435	1,503
Total nonperforming assets - Total Company	$16,102	$18,358	$17,450	$20,427	$21,493

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$15,467	$16,793	$15,892	$17,769	$18,778
Loans past due 90-days-or-more and still on accrual	33	81	85	141	1,198
Total nonperforming loans	15,500	16,874	15,977	17,910	19,976
OREO	300	1,362	1,391	2,435	1,503
Total nonperforming assets - Core Bank(1)	$15,800	$18,236	$17,368	$20,345	$21,479

Delinquent Loans:
Delinquent loans - Core Bank(1)	$6,844	$5,952	$6,821	$8,050	$10,188
Delinquent loans - RPG	2,169	10,211	2,137	664	419
Total delinquent loans - Total Company	$9,013	$16,163	$8,958	$8,714	$10,607

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.40%	0.46%	0.42%	0.47%	0.54%
Nonperforming assets to total loans (including OREO)	0.41	0.49	0.46	0.53	0.58
Nonperforming assets to total assets	0.32	0.39	0.36	0.42	0.46
Allowance for loan and lease losses to total loans	0.97	1.14	0.86	0.80	0.79
Allowance for loan and lease losses to nonperforming loans	240	249	205	169	147
Delinquent loans to total loans(7)(8)	0.23	0.44	0.24	0.23	0.29
Net charge-offs to average loans (annualized)	1.02	0.31	0.27	0.15	0.46

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.40%	0.46%	0.42%	0.47%	0.54%
Nonperforming assets to total loans (including OREO)	0.41	0.50	0.46	0.53	0.58
Nonperforming assets to total assets	0.32	0.40	0.36	0.43	0.47
Allowance for loan and lease losses to total loans	0.76	0.76	0.74	0.72	0.73
Allowance for loan and lease losses to nonperforming loans	189	166	175	152	135
Delinquent loans to total loans(7)	0.18	0.16	0.18	0.21	0.28
Net charge-offs to average loans (annualized)	0.05	0.02	0.09	0.03	0.05

Republic Bancorp, Inc. Financial Information
Second Quarter 2017 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of June 30, 2017, the Company was divided into four distinct business operating segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” activities. Correspondent Lending operations and the Company’s national branchless banking platform, MemoryBank, are considered part of Traditional Banking. The RPG segment includes the following divisions: Tax Refund Solutions (“TRS”), Republic Credit Solutions (“RCS”) and Republic Payment Solutions (“RPS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RCS and RPS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Bank.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

	Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:
	Traditional Banking	Provides traditional banking products to clients primarily in its market footprint via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments and deposits
	Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit
	Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in its market footprint.	Loan sales and servicing
	Republic Processing Group	The TRS division facilitates the receipt and payment of federal and state tax refund products. The RCS division offers short-term credit products. The RPS division offers general-purpose reloadable cards. RPG products are primarily provided to clients outside of the Bank’s market footprint.	Refund transfers and unsecured small-dollar, consumer loans

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2016 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is allocated to the Traditional Banking segment. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information
Second Quarter 2017 Earnings Release (continued)

Segment information for the three and six months ended June 30, 2017 and 2016 follows:

	Three Months Ended June 30, 2017
	Core Banking
				Total	Republic
	Traditional	Warehouse	Mortgage	Core	Processing	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Group	Company

Net interest income	$33,434	$4,435	$86	$37,955	$5,182	$43,137

Provision for loan and lease losses	1,461	264	—	1,725	3,336	5,061

Net refund transfer fees	—	—	—	—	2,770	2,770
Mortgage banking income	—	—	1,445	1,445	—	1,445
Program fees	—	—	—	—	1,284	1,284
Other noninterest income	6,969	10	115	7,094	334	7,428
Total noninterest income	6,969	10	1,560	8,539	4,388	12,927

Total noninterest expenses	31,185	822	984	32,991	2,743	35,734

Income before income tax expense	7,757	3,359	662	11,778	3,491	15,269
Income tax expense	2,471	1,228	232	3,931	1,267	5,198
Net income	$5,286	$2,131	$430	$7,847	$2,224	$10,071

Segment end-of-period assets	$4,283,741	$600,060	$13,920	$4,897,721	$57,940	$4,955,661

Net interest margin	3.44%	3.62%	NM	3.46%	NM	3.87%

	Three Months Ended June 30, 2016
	Core Banking
				Total	Republic
	Traditional	Warehouse	Mortgage	Core	Processing	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Group	Company

Net interest income	$29,537	$3,790	$40	$33,367	$2,210	$35,577

Provision for loan and lease losses	798	480	—	1,278	536	1,814

Net refund transfer fees	—	—	—	—	1,909	1,909
Mortgage banking income	—	—	1,560	1,560	—	1,560
Program fees	—	—	—	—	664	664
Other noninterest income	6,371	5	63	6,439	230	6,669
Total noninterest income	6,371	5	1,623	7,999	2,803	10,802

Total noninterest expenses	27,737	735	1,152	29,624	2,242	31,866

Income before income tax expense	7,373	2,580	511	10,464	2,235	12,699
Income tax expense	2,413	958	179	3,550	809	4,359
Net income	$4,960	$1,622	$332	$6,914	$1,426	$8,340

Segment end-of-period assets	$3,989,769	$585,441	$18,133	$4,593,343	$53,579	$4,646,922

Net interest margin	3.23%	3.67%	NM	3.28%	NM	3.43%

Republic Bancorp, Inc. Financial Information Second Quarter 2017 Earnings Release (continued)

	Six Months Ended June 30, 2017
	Core Banking
				Total	Republic
	Traditional	Warehouse	Mortgage	Core	Processing	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Group	Company

Net interest income	$66,094	$8,336	$153	$74,583	$24,992	$99,575

Provision for loan and lease losses	1,928	38	—	1,966	15,446	17,412

Net refund transfer fees	—	—	—	—	18,152	18,152
Mortgage banking income	—	—	2,605	2,605	—	2,605
Program fees	—	—	—	—	2,375	2,375
Other noninterest income	13,491	16	127	13,634	1,084	14,718
Total noninterest income	13,491	16	2,732	16,239	21,611	37,850

Total noninterest expenses	61,275	1,600	2,198	65,073	9,600	74,673

Income before income tax expense	16,382	6,714	687	23,783	21,557	45,340
Income tax expense	4,733	2,455	241	7,429	7,823	15,252
Net income	$11,649	$4,259	$446	$16,354	$13,734	$30,088

Segment end-of-period assets	$4,283,741	$600,060	$13,920	$4,897,721	$57,940	$4,955,661

Net interest margin	3.37%	3.60%	NM	3.39%	NM	4.44%

	Six Months Ended June 30, 2016
	Core Banking
				Total	Republic
	Traditional	Warehouse	Mortgage	Core	Processing	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Group	Company

Net interest income	$58,145	$6,445	$72	$64,662	$10,349	$75,011

Provision for loan and lease losses	1,278	498	—	1,776	5,224	7,000

Net refund transfer fees	—	—	—	—	18,987	18,987
Mortgage banking income	—	—	2,821	2,821	—	2,821
Program fees	—	—	—	—	963	963
Other noninterest income	12,481	10	155	12,646	306	12,952
Total noninterest income	12,481	10	2,976	15,467	20,256	35,723

Total noninterest expenses	52,612	1,430	2,392	56,434	7,973	64,407

Income before income tax expense	16,736	4,527	656	21,919	17,408	39,327
Income tax expense	5,026	1,681	230	6,937	6,315	13,252
Net income	$11,710	$2,846	$426	$14,982	$11,093	$26,075

Segment end-of-period assets	$3,989,769	$585,441	$18,133	$4,593,343	$53,579	$4,646,922

Net interest margin	3.15%	3.65%	NM	3.19%	NM	3.60%

Republic Bancorp, Inc. Financial Information
Second Quarter 2017 Earnings Release (continued)

(1) “Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(2)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin and net interest spread. The amount of loan fee income included in total interest income was $6.4 million and $3.7 million for the quarters ended June 30, 2017 and 2016. The amount of loan fee income included in total interest income was $27.7 million and $13.5 million for the six months ended June 30, 2017 and 2016.

The amount of loan fee income included in total interest income per quarter was as follows: $6.4 million (quarter ended June 30, 2017); $21.3 million (quarter ended March 31, 2017); $5.9 million (quarter ended December 31, 2016); $4.8 million (quarter ended September 30, 2016); and $3.7 million (quarter ended June 30, 2016.)

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $14.2 million and $5.2 million for the six months ended June 30, 2017 and 2016. EAs are only offered during the first two months of each year.

(3)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016

Total stockholders’ equity (a)	$626,891	$620,664	$604,406	$600,560	$595,023
Less: Goodwill	16,300	16,300	16,300	16,300	16,313
Less: Mortgage servicing rights	5,159	5,158	5,180	5,338	4,998
Less: Core deposit intangible	964	1,017	1,070	1,121	1,171
Tangible stockholders’ equity (c)	$604,468	$598,189	$581,856	$577,801	$572,541

Total assets (b)	$4,955,661	$4,664,792	$4,816,309	$4,827,277	$4,646,922
Less: Goodwill	16,300	16,300	16,300	16,300	16,313
Less: Mortgage servicing rights	5,159	5,158	5,180	5,338	4,998
Less: Core deposit intangible	964	1,017	1,070	1,121	1,171
Tangible assets (d)	$4,933,238	$4,642,317	$4,793,759	$4,804,518	$4,624,440

Total stockholders’ equity to total assets (a/b)	12.65%	13.31%	12.55%	12.44%	12.80%
Tangible stockholders’ equity to tangible assets (c/d)	12.25%	12.89%	12.14%	12.03%	12.38%

Number of shares outstanding (e)	20,858	20,858	20,860	20,862	20,862

Book value per share (a/e)	$30.06	$29.76	$28.97	$28.79	$28.52
Tangible book value per share (c/e)	28.98	28.68	27.89	27.70	27.44

(4)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls and impairment of investment securities, if applicable.

(5)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(6)	FTEs – Full-time-equivalent employees.

(7)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(8)

Delinquent loans for the RPG segment included $8.4 million of EAs at March 31, 2017. EAs were only offered during the first two months of 2017 and 2016. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

(9)

Core deposits, a non-GAAP measure, are total deposits excluding time deposits greater than or equal to $250,000 and all brokered deposits. Core deposits are intended to include those deposits that are more stable and lower cost and that reprice more slowly than other deposits when interest rates rise. The following table reconciles noninterest-bearing and interest-bearing deposits in accordance with GAAP to core deposits from the Company’s Core Banking operations:

(dollars in thousands)	Jun. 30, 2017	Dec. 31, 2016	$ Change	% Change

Noninterest-bearing deposits - GAAP	$1,061,637	$971,952	$89,685	9%
Less: Noninterest-bearing deposits - RPG segment	55,969	28,493	27,476	96
Core noninterest-bearing deposits - Core Banking (a)	$1,005,668	$943,459	$62,209	7%

Interest-bearing deposits - GAAP	$2,072,301	$2,188,740	$(116,439)	(5)%
Less: Time deposits, $250,000 and over	61,662	37,200	24,462	66
Less: Brokered money market accounts	136,616	360,597	(223,981)	(62)
Less: Brokered certificates of deposit	38,186	28,666	9,520	33
Core interest-bearing deposits - Total Company	1,835,837	1,762,277	73,560	4
Less: Interest-bearing deposits - RPG segment	1,404	—	1,404	—
Core interest-bearing deposits - Core Banking (b)	$1,834,433	$1,762,277	$72,156	4%

Total core deposits - Core Banking (a+b)	$2,840,101	$2,705,736	$134,365	5%

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer